FOR IMMEDIATE RELEASE

CONTACTS:
Investors -- Scott Pond (801) 345-2657, spond@nuskin.com
Media -- Kara Schneck (801) 345-2116, kschneck@nuskin.com

NU SKIN ENTERPRISES REPORTS THIRD-QUARTER 2008 RESULTS

PROVO, Utah — Oct. 29, 2008 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced third-quarter results with revenue for the quarter of $310.3 million, a 7 percent improvement over the prior-year period. Earnings per share were $0.26, a 26 percent improvement over the same quarter of 2007. Revenue for the quarter was positively impacted 2 percent by foreign currency fluctuations and earnings per share were negatively impacted $0.08 by translation of foreign currency-denominated balances.

“We are pleased with the strong results and consistent growth we are generating this year,” said Truman Hunt, president and chief executive officer. “We continue to drive significant improvements in operating income as demonstrated by a third-quarter improvement of 57 percent. This improvement came primarily as a result of our continued global transformation efforts to operate more efficiently. We were also pleased to generate double-digit revenue gains in the United States, South Korea, Europe, Southeast Asia and Latin America.

“Given the current economic environment, we are also pleased to report that our business remains financially sound, as evidenced by our strong balance sheet and solid cash flow. We are seeing encouraging global recruiting trends as our business opportunity acts as a hedge against consumer reaction to economic pressures. Our increased geographic diversity also improves our stability amidst a fluctuating world economy.

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Nu Skin Enterprises, Inc.
Oct. 29, 2008

Third-quarter results brought the company’s nine-month revenue total to $930.1 million, a 9 percent improvement over the same period in 2007. Earnings per share for the first nine months of 2008 were $0.79 compared to $0.57 for the same 2007 period. Revenue for the first 9 months of 2008 was positively impacted approximately 5 percent by foreign currency fluctuations.

Regional Results

North Asia. Third-quarter revenue in North Asia was $142.8 million, compared to $142.6 million for the same period in 2007. Revenue was positively impacted approximately 2 percent by foreign currency fluctuations. A local-currency revenue decline of 12 percent in Japan was offset by a 29 percent local-currency revenue increase in South Korea. The number of executive distributors in the region was down 8 percent, while the number of active distributors remained even compared to the prior-year period.

Americas. Third-quarter revenue in the Americas was $57.3 million, compared to $52.5 million for the prior-year period. North America sales in the third quarter of 2007 were positively impacted approximately $5 million by sales to non-U.S. distributors at the company’s global convention. Revenue in the United States improved 3 percent, or 15 percent when excluding convention sales to non-U.S. distributors. Canada and Latin America revenue grew by 41 percent and 98 percent, respectively. The number of executive and active distributors in the region both increased 10 percent compared to the prior-year period.

Greater China. Revenue in Greater China declined 1 percent to $51.4 million for the quarter and was positively impacted approximately 5 percent by foreign currency fluctuations. Taiwan and Mainland China experienced local-currency revenue declines during the quarter of 11 percent and 13 percent, respectively. Hong Kong posted a 12 percent revenue improvement, compared to the prior-year period. The executive distributor count in the region increased 1 percent, while the number of active distributors was down 15 percent.

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Nu Skin Enterprises, Inc.
Oct. 29, 2008

Europe. Third-quarter revenue from Europe was $29.9 million, a 62 percent improvement over the prior-year period. Regional results were positively impacted approximately 8 percent by foreign currency fluctuations and benefited from growth throughout the region, with particular strength in Eastern Europe. Executive and active distributor counts in the region increased 55 percent and 41 percent, respectively, compared to the prior-year period.

South Asia/Pacific. Revenue in South Asia/Pacific was $28.9 million for the third quarter, a 14 percent improvement over the prior year. Regional results were driven by solid performance in most markets. The region’s third-quarter executive count improved 7 percent while the active distributor count increased 2 percent compared to the same period in 2007.

Operational Performance

The company’s gross margin in the third quarter was 81.7 percent, a 40-basis-point decrease over the prior-year period. The decline is due in part to a shift in global revenue mix from Japan to other markets with slightly lower gross margins and by an increase in sales of the Galvanic Spa® System, which has a slightly lower gross margin than the company average.

Selling expenses as a percent of revenue were 42.6 percent in the third quarter, a 50 basis-point improvement. General and administrative expenses for the quarter were $90.9 million, or 29.3 percent of revenue, a 300 basis point improvement over the third quarter of 2007, which included approximately $5 million of costs associated with hosting the company’s global convention.

In the Other income/expense section of its income statement, the company incurred an expense of $8.3 million during the quarter. A primarily non-cash foreign currency translation expense accounted for $6.6 million of this expense.

The company’s income tax rate for the quarter was 24 percent. In addition, the company’s cash position at the end of the quarter was $101.3 million, while dividend payments during the quarter were $7.0 million. The company repurchased $1.6 million of its outstanding shares during the quarter.

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Nu Skin Enterprises, Inc.
Oct. 29, 2008

Outlook

“We have aggressive plans to continue to drive growth,” said Hunt. “We expect continued strong growth in the fourth quarter in the Americas, South Korea, Europe and Southeast Asia. Last week, we held a distributor convention for the Americas and Europe where we launched our patent-pending ageLOC anti-aging technology that addresses the sources of aging, as well as the signs and symptoms of aging. The first product to feature ageLOC technology is the Nu Skin Galvanic facial gel, now available for purchase in the Americas and European regions. The ageLOC technology will be our core anti-aging growth driver going forward.

“In the fourth quarter, we will introduce the Galvanic Spa to sales leaders in China, with a full rollout in the first quarter of 2009. Next month, we will also open the Czech Republic, which will contribute to the triple-digit growth rates in Eastern Europe,” continued Hunt.

“Projecting continued local-currency revenue growth of 5 percent, we anticipate fourth-quarter revenue of $307 to $312 million,” said Ritch Wood, chief financial officer. “With recent abnormal swings in exchange rates, it is impossible to estimate where currency spot rates will be on December 31st, which will determine the amount of foreign currency translation gain or loss for the fourth quarter. As a result, it is not prudent for us to estimate fourth quarter earnings per share. We expect our operating margin to continue to improve to approximately 10 percent, and we anticipate a tax rate of 38 percent for the fourth quarter.”

“Overall, we are encouraged by the direction of the business,” said Hunt. “We have solid distributor momentum, a strong line-up of products and are capitalizing on the current economic environment by attracting new distributors to the business. We also continue to create efficiencies through our transformation efforts. We look forward to outlining 2009 plans and guidance at our investor conference in New York on December 4.”

The company’s management will host a webcast with the investment community on Oct. 29, 2008 at 11 a.m. (EDT). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on Nu Skin Enterprises’ website, www.nuskinenterprises.com. An archive of the webcast will be available at this same URL through Nov. 14, 2008. The company’s annual investor conference will be held on Dec. 4 in New York.

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Nu Skin Enterprises, Inc.
Oct. 29, 2008

The Company

Nu Skin Enterprises, Inc. is a global direct selling company operating in 47 markets throughout Asia, the Americas and Europe. The company markets premium-quality personal care products under the Nu Skin® brand, science-based nutritional supplements under the Pharmanex® brand, and technology-based products and services under the Big Planet® brand. Nu Skin Enterprises is traded on the New York Stock Exchange under the symbol “NUS.” Nu Skin Enterprises’ press releases are available online at www.nuskinenterprises.com.

Please note: This press release, particularly the “Outlook” section, contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that represent the company’s current expectations and beliefs, including, among other things: (i) management’s expectation that its aggressive plans will continue to drive growth; (ii) management’s expectation of continued strong growth in the fourth quarter in the Americas, South Korea, Europe and Southeast Asia; (iii) management’s expectations regarding ageLOC technology; (iv) management’s expectations regarding the rollout of the Nu Skin Galvanic Spa in Mainland China; (v) management’s expectations regarding the opening and positive contribution of the Czech Republic as a new market; (vi) management’s revenue, operating margin and tax rate projections for 2008 and the fourth quarter of 2008 set forth in the “Outlook” section; and (vii) management’s positive outlook on the direction and strength of the business. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to: (a) the recent weakening of numerous foreign currencies, including substantial devaluations of the South Korean Won and the Euro, and the associated currency translation impact on our business if these currencies continue at present levels or weaken further; (b) risks that could adversely impact the company’s operations or financial results in its markets, including its largest market, Japan, such as negative market conditions, foreign currency exchange rate fluctuations, material decreases in executive-level and active distributors, or the company’s failure to execute effective initiatives in these markets; (c) uncertainty regarding the impact on our business of the increased regulatory scrutiny of the direct selling industry in Japan and our efforts to increase distributor compliance efforts in this market; (d) an increase in complaints to consumer protection agencies in Japan regarding the activities of some distributors and the associated risks to our business if such increase results in further regulatory scrutiny; (e) regulatory risks associated with the company’s tools and products, which could inhibit our ability to market a tool or product in a market if it is determined to be a medical device in any market or if our distributors make unauthorized claims that would cause such products to be classified as drugs; (f) continued regulatory scrutiny and investigations in Mainland China, which have from time to time in the past, and could in the future, negatively impact the company’s business, including the interruption of sales activities in stores, loss of licenses, and the imposition of fines; (g) risks that the direct selling regulations in China are interpreted or enforced by governmental authorities in a manner that negatively impacts the company’s current or planned business model there, including continued delays and uncertainty in the provincial direct selling licensing process, and risk that the implementation of a direct selling model will not result in the anticipated growth of the company’s business in China given the restrictive nature of the direct selling laws;

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Nu Skin Enterprises, Inc.
Oct. 29, 2008

(h) any failure of current or planned initiatives or products to generate interest among distributors and customers and generate sponsoring and selling activities on a sustained basis; (i) any inability of the company to obtain necessary product registrations for its nutritional and personal care products in a timely manner, increased regulatory scrutiny of nutritional products by regulators or changes in regulatory requirements that impact our products; (j) any failure of the implementation of recent business transformation initiatives to reduce overhead and drive growth; (k) adverse publicity related to the company’s business, products, industry or any legal actions or complaints by distributors or others similar to claims made against some of the company’s competitors; and (l) continued competitive pressures in the company’s markets. The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K filed on February 29, 2008 and Quarterly Reports on Form 10-Q filed on May 12, 2008 and August 8, 2008. The forward-looking statements set forth the company’s beliefs as of the date of this release, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

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Nu Skin Enterprises
Oct. 29, 2008

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
For the Third Quarters Ended September 30, 2008 and 2007
(in thousands, except per share amounts)

	2008	2007
Revenue:
North Asia	$ 142,759	$ 142,590
Americas	57,294	52,482
Greater China	51,382	51,993
Europe	29,884	18,132
South Asia/Pacific	28,947	25,514
Total revenue	310,266	290,711

Cost of sales	56,917	52,239

Gross profit	253,349	238,472

Operating expenses:
Selling expenses	132,217	125,289
General and administrative expenses	90,880	93,963
Total operating expenses	223,097	219,252

Operating income	30,252	19,220

Other income (expense), net	(8,269)	6
Income before provision for income taxes	21,983	19,226
Provision for income taxes	5,223	5,681

Net income	$ 16,760	$ 13,545

Net income per share:
Basic	$ 0.26	$ 0.21
Diluted	$ 0.26	$ 0.21

Weighted average common shares outstanding:
Basic	63,567	64,616
Diluted	64,206	65,334

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Nu Skin Enterprises
Oct. 29, 2008

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
For the Nine-Month Periods Ended September 30, 2008 and 2007
(in thousands, except per share amounts)

	2008	2007
Revenue:
North Asia	$ 443,218	$ 428,542
Americas	164,963	140,270
Greater China	157,064	153,045
Europe	83,162	55,598
South Asia/Pacific	81,661	74,137
Total revenue	930,068	851,592

Cost of sales	170,433	154,008

Gross profit	759,635	697,584

Operating expenses:
Selling expenses	397,113	365,044
General and administrative expenses	275,915	274,745
Total operating expenses	673,028	639,789

Operating income	86,607	57,795

Other income (expense), net	(9,988)	109
Income before provision for income taxes	76,619	57,904
Provision for income taxes	25,769	20,067

Net income	$ 50,850	$ 37,837

Net income per share:
Basic	$ 0.80	$ 0.58
Diluted	$ 0.79	$ 0.57

Weighted average common shares outstanding:
Basic	63,528	65,022
Diluted	64,224	65,845

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Nu Skin Enterprises
Oct. 29, 2008

NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	September 30, 2008	December 31, 2007

ASSETS
Current assets:
Cash and cash equivalents	$ 101,276	$ 87,327
Current investments	—	5,225
Accounts receivable	22,167	23,424
Inventories, net	110,092	100,792
Prepaid expenses and other	40,947	49,576
	274,482	266,344

Property and equipment, net	83,193	88,529
Goodwill	112,446	112,446
Other intangible assets, net	83,157	86,163
Other assets	128,493	129,761
Total assets	$ 681,771	$ 683,243

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 18,588	$ 24,108
Accrued expenses	104,117	115,620
Current portion of long-term debt	27,230	31,441
	149,935	171,169

Long-term debt	158,762	169,229
Other liabilities	65,296	67,836
Total liabilities	373,993	408,234

Stockholders' equity:
Class A common stock	91	91
Additional paid-in capital	216,877	209,821
Treasury stock, at cost	(414,693)	(413,976)
Retained earnings	576,717	546,832
Accumulated other comprehensive loss	(71,214)	(67,759)
	307,778	275,009
Total liabilities and stockholders' equity	$ 681,771	$ 683,243

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Nu Skin Enterprises
Oct. 29, 2008

NU SKIN ENTERPRISES, INC.
Distributor/Preferred Customer Growth by Market

	As of September 30, 2008		As of September 30, 2007		% Increase (Decrease)
	Active*	Executive	Active*	Executive	Active*	Executive
North Asia	323,000	13,453	324,000	14,621	—	(8.0%)
Americas	171,000	4,934	155,000	4,469	10.3%	10.4%
Greater China	123,000	6,338	144,000	6,249	(14.6%)	1.4%
Europe	76,000	2,827	54,000	1,830	40.7%	54.5%
South Asia/Pacific	68,000	2,338	67,000	2,177	1.5%	7.4%
Total	761,000	29,890	744,000	29,346	2.3%	1.9%

*	Active distributors include preferred customers and distributors purchasing products directly from the company during the quarter.